UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

CoreCivic, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Private Prison Executive Order Update

As previously disclosed by CoreCivic, Inc. (the “Company”), on January 26, 2021, President Biden issued the Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities (“Private Prison EO”). The Private Prison EO directs the Attorney General to not renew United States Department of Justice (the “DOJ”) contracts with privately operated criminal detention facilities. Two agencies of the DOJ, the United States Federal Bureau of Prisons (“BOP”) and the United States Marshals Service (“USMS”), utilize the Company’s services. The BOP houses inmates who have been convicted, and the USMS is generally responsible for detainees who are awaiting trial. The BOP has experienced a steady decline in inmate populations over the last seven years, a trend that has been accelerated by the COVID-19 pandemic. The Company currently has one prison contract with the BOP, accounting for 2% ($39.2 million) of our total revenue for the year ended December 31, 2020, which was recently renewed through November 2022. The Private Prison EO only applies to agencies that are part of the DOJ, which includes the BOP and USMS. U.S. Immigration and Customs Enforcement (“ICE”) facilities are not covered by the Private Prison EO, as ICE is an agency of the Department of Homeland Security, not the DOJ, although it is possible that the federal government could choose to take similar action on ICE facilities in the future. For the year ended December 31, 2020, USMS and ICE accounted for 21% ($396.3 million) and 28% ($541.9 million), respectively, of our total revenue.

Unlike the BOP, the USMS does not own detention capacity and relies on the private sector, along with various government agencies, for its detainee population. The USMS has indicated that it has been advised by the Office of the Deputy Attorney General not to renew existing contracts, or enter into new contracts for private detention facilities. The Company continues to believe that the USMS does not currently have sufficient capacity that satisfies their current needs without the private sector. Nevertheless, the USMS has notified the Company that it will not be renewing its contract for the Company’s Northeast Ohio Correctional Center. The Company currently has eight detention facilities that have separate contracts where the USMS is the primary customer that all expire at various times over the next several years, with the exception of two contracts that have indefinite terms. Non-renewal of these contracts, or the expansion of such a similar order to ICE, an agency of the U.S. Department of Homeland Security, would have a material adverse effect on the Company’s business, financial condition, and results of operations.

In addition to the Company’s contract with the USMS for the Northeast Ohio Correctional Center, the USMS has full access to the Company’s 600-bed West Tennessee Detention Facility and the Company’s 1,033-bed Leavenworth Detention Center under direct contracts with the USMS that expire in September 2021 and December 2021, respectively. The USMS also utilizes a portion of the Company’s 664-bed Crossroads Correctional Center under a contract that expires in April 2021. The Company currently expects the USMS to relocate the detainees at the Crossroads Correctional Center, but does not yet know if the USMS will relocate the detainees at the Company’s West Tennessee and Leavenworth facilities. Governmental agencies typically may terminate a facility contract at any time without cause or use the possibility of termination to negotiate a lower per diem rate. In the event any of the Company’s contracts are terminated or are not renewed on favorable terms or otherwise, the Company may not be able to obtain additional replacement contracts. The non-renewal, termination, renegotiation or competitive re-bid of any of the Company’s contracts with governmental agencies could materially adversely affect the Company’s financial condition, results of operations and liquidity, including the Company’s ability to secure new facility contracts from others.

Other than the four contracts with the USMS mentioned, based on information currently available, the Company believes it will renew all contracts with our government partners that have expired or are scheduled to expire within the next twelve months that could have a material adverse impact on the Company’s financial statements. The Company believes its renewal rate on existing contracts remains high due to a variety of reasons including, but not limited to, the constrained supply of available beds within the U.S. correctional system, the Company’s ownership of the majority of the beds the Company operates, and the cost effectiveness of the services the Company provides. However, the Company cannot assure it will continue to achieve such renewal rates in the future. The four contracts with the USMS described above generated management revenue of $87.7 million during year ended December 31, 2020.

Shareholder Litigation Update

In connection with the previously disclosed purported securities class action lawsuit filed on August 23, 2016 against the Company and certain of its current and former officers in the United States District Court for the Middle District of Tennessee (the “District Court”), captioned Grae v. Corrections Corporation of America et al., Case No. 3:16-cv-02267, which is brought on behalf of a putative class of shareholders who purchased or acquired our securities between February 27, 2012 and August 17, 2016, on March 23, 2021, the District Court denied in part and granted in part summary judgment motions of both plaintiffs and defendants. A jury trial before United States District Judge Aleta Trauger is scheduled to begin May 10, 2021 in District Court. The Company believes the lawsuit is entirely without merit and intends to vigorously defend against it; however, the results of litigation, including decisions made by juries, are difficult to predict.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal securities laws. Words such as “expect” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to the Company’s expectations regarding the change in government policy set forth in the Private Prison EO, its belief about its ability to renew contracts, and the scheduled jury trial for its pending shareholder litigation. These forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 22, 2021. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 7, 2021	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer